Exhibit 99.1

18833 Reinvent Technology Y Proxy Card REV3 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

REINVENT TECHNOLOGY PARTNERS Y

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online meeting, you will need your 12 digit control number to vote electronically at the meeting. To attend:
https://www.cstproxy.com/reinventtechnologypartnersy/2021

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

REINVENT TECHNOLOGY PARTNERS Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Xxxxx Xxxxx and Xxxxx Xxxxx (the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the "Shares") at the extraordinary general meeting of Reinvent Technology Partners Y, a Cayman Islands exempted company ("Reinvent") to be held at [•] a.m. Eastern time on [•], 2021, via live webcast at: **https://www.cstproxy.com/reinventtechnologypartnersy/2021**, and at any adjournments thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies' discretion on such other matters as may properly come before the extraordinary general meeting or any adjournments thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said extraordinary general meeting.

Only holders of record of ordinary shares at the close of business on [•], 2021 are entitled to notice of and to vote and have their votes counted at the extraordinary general meeting and any adjournment of the extraordinary general meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD, BUT NO DIRECTION IS MADE AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10,11 AND 12.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Reinvent Technology Partners Y, to be held at [•], Eastern Time, on [•], 2021, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at 525 University Ave, Palo Alto, CA 94301, or virtually via live webcast at https://www.cstproxy.com/reinventtechnologypartnersy/2021.

(Continued, and to be marked, dated and signed, on the other side)

18833 Reinvent Technology Y Proxy Card REV3 Back

The notice of the extraordinary general meeting and accompanying proxy statement are available at https://www.cstproxy.com/reinventtechnologypartnersy/2021.
The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PROXY CARD

Reinvent Technology Partners Z – THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1, 2 (including each of the sub-proposals), 3, 4, 5, 6, 7, 8, 9, 10, 11 AND 12.

Please mark your votes like this **X**

Proposal No. 1 — The BCA Proposal — to consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of July 14, 2021 (the "Merger Agreement"), by and among RTPY, RTPY Merger Sub Inc. ("Merger Sub") and Aurora Innovation, Inc. ("Aurora"), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Aurora (the "Merger"), with Aurora surviving the Merger as a wholly owned subsidiary of Aurora Innovation, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in the accompanying proxy statement/prospectus (the "BCA Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution the change of RTPY's jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the "Domestication" and, together with the Merger, the "Business Combination") (the "Domestication Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Organizational Documents Proposals — to consider and vote upon the following six separate proposals to approve by special resolution, the following material differences between RTPY's Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the "Cayman Constitutional Documents") and the proposed new certificate of incorporation ("Proposed Certificate of Incorporation") and the proposed new bylaws ("Proposed Bylaws") of Reinvent Technology Partners Y (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the General Corporation Law of the State of Delaware (the "DGCL")), and the change of the name of RTPY to "Aurora Innovation, Inc." in connection with the Business Combination (RTPY after the Domestication, including after such change of name, is referred to herein as "Aurora Innovation"):

Proposal No. 3 — Organizational Documents Proposal A — to authorize the change in the authorized share capital of RTPY from 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share (the "Class B ordinary shares" and, together with the Class A ordinary shares, the "ordinary shares"), and 5,000,000 preferred shares, par value $0.0001 per share, to 50,000,000,000 shares of Class A common stock, par value $0.0001 per share, of Aurora Innovation, Inc. (the "Aurora Innovation Class A common stock"), 1,000,000,000 shares of Class B common stock, par value $0.0001 per share of Aurora Innovation, Inc. and 1,000,000,000 shares of preferred stock, par value $0.0001 per share, of Aurora Innovation;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — Organizational Documents Proposal B — to authorize the Aurora Innovation Board to issue any or all shares of Aurora Innovation preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the Aurora Innovation Board and as may be permitted by the DGCL;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — Organizational Documents Proposal C — to provide that the Aurora Innovation Board be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term ("Organizational Documents Proposal C");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — Organizational Documents Proposal D — to authorize the adoption of Delaware as the exclusive forum for certain stockholder litigation;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — Organizational Documents Proposal E — to authorize a dual class common stock structure pursuant to which holders of Aurora Innovation Class A common stock will be entitled to cast one vote per share of Aurora Innovation Class A common stock and holders of shares of Aurora Innovation Class B common stock will be entitled to cast 10 votes per share of Aurora Innovation Class B common stock on each matter properly submitted to Aurora Innovation stockholders entitled to vote; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8 — Organizational Documents Proposal F — to authorize all other changes in connection with the amendment and replacement of Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws in connection with the consummation of the Business Combination (copies of which are attached to the accompanying proxy statement/prospectus as Annex C and Annex D, respectively), including (1) changing the corporate name from "Reinvent Technology Partners Y" to "Aurora Innovation, Inc.," (2) making Aurora Innovation's corporate existence perpetual, (3) removing certain provisions related to RTPY's status as a blank check company that will no longer be applicable upon consummation of the Business Combination and (4) being subject to the provisions of Section 203 of DGCL, all of which the board of directors of RTPY believes is necessary to adequately address the needs of Aurora Innovation after the Business Combination; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 9 — The Director Election Proposal — with respect to the holders of RTPY Class B ordinary shares only, to consider and vote upon a proposal to approve by ordinary resolution the election of directors who, upon consummation of the Business Combination, will be the directors of Aurora Innovation;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 10 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, (i) the issuance of Aurora Innovation Class A common stock to (a) the PIPE Investors, including the Sponsor Related PIPE Investor and the Aurora PIPE Investors, pursuant to the PIPE Investment and (b) the Aurora Stockholders pursuant to the Merger Agreement and (ii) the potential issuance of RTPY ordinary shares to the Sponsor, any affiliate of the Sponsor or any other person arranged by the Sponsor pursuant to the Sponsor Agreement;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 11 — The Incentive Award Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution, the Aurora Innovation, Inc. 2021 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex E (the "Incentive Award Plan Proposal"); and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 12 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more of proposal Nos. 1 through 11 at the extraordinary general meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

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Signature______________________________ **Signature, if held jointly**______________________________ **Date**____________, **2021**

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, guardians and attorneys should indicate the capacity in which they sign. Attorney should submit powers of attorney. A vote to abstain will not be treated as a vote on the relevant proposal. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER(S). IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ABOVE.